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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01Completion of Acquisition or Disposition of Assets.

On April 26, 2022, Fulgent Genetics, Inc. (“Fulgent Genetics”) completed its previously announced acquisition of Symphony Buyer, Inc., a Delaware corporation (“Symphony”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated April 16, 2022, by and among Fulgent Therapeutics LLC (“Fulgent Therapeutics”), a California limited liability company and wholly-owned subsidiary of Fulgent Genetics, Ducks Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Fulgent Therapeutics (“Merger Sub”), solely for purposes of Section 6.20 of the Merger Agreement, Fulgent Genetics, Symphony, solely in its capacity as the representative of Symphony’s securityholders, Avista Capital Partners IV GP, L.P., a Delaware limited partnership, and solely for purposes of Section 6.21, Article VIII and Section 10.14 of the Merger Agreement, those stockholders of Symphony set forth on the signature page thereto. Under the terms of the Merger Agreement, Merger Sub merged with and into Symphony (the “Merger”), with Symphony being the surviving corporation following the Merger.

The total purchase price payable to the securityholders of Symphony was approximately $170,000,000, as adjusted for closing cash, closing indebtedness, closing working capital, closing transaction expenses and other transaction matters.

The Merger Agreement has been attached as an exhibit to this Form 8-K to provide investors and security holders information regarding its terms. It is not intended to provide any other factual information about Fulgent Genetics, Fulgent Therapeutics or Symphony. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules to the Merger Agreement prepared in connection with the signing of the Merger Agreement. These confidential disclosure schedules to the Merger Agreement qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among Fulgent Genetics, Fulgent Therapeutics or Symphony rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as statements of fact about Fulgent Genetics, Fulgent Therapeutics or Symphony.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

2.1^

Agreement and Plan of Merger by and among Fulgent Therapeutics LLC, solely for purpose of Section 6.20, Fulgent Genetics, Inc., Ducks Acquisition Sub, Inc., Symphony Buyer, Inc., solely in its capacity as the representative of Symphony’s securityholders, Avista Capital Partners IV GP, L.P. and solely for purposes of Section 6.21, Article VIII and Section 10.14, those company stockholders set forth on the signature page thereto, dated as of April 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^ Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer